Exhibit 10.1

LIMONEIRA COMPANY

AMENDED AND RESTATED

2010 Omnibus INCENTIVE PLAN

(as approved by the Board of Directors on January 24, 2012)

(as approved by the stockholders on March 27, 2012)

(as amended on March 28, 2017)

Section 1. Purpose. The purposes of this Limoneira Company Amended and Restated 2010 Omnibus Incentive Plan (the “Plan”) are to promote the interests of Limoneira Company and its stockholders by (i) attracting and retaining employees and directors of, and consultants to, the Company and its Affiliates, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company. This Plan is intended to replace the prior Limoneira Company 2010 Omnibus Incentive Plan (the “Prior Plan”), which Prior Plan shall be automatically terminated, replaced, and superseded by this Plan on the date this Plan is approved by the Company’s stockholders. Notwithstanding the foregoing, any awards granted under the Prior Plan shall remain in effect pursuant to the terms of the Prior Plan and the respective award agreements thereunder.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)           “Affiliate” shall mean any employer with which the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code, applied using fifty percent (50%) as the percentage of ownership required under such Code sections; provided, however, that the term Affiliate shall be construed in a manner in accordance with the registration provisions of applicable securities laws.

(b)           “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award, Performance Share-Based Award, Other Share-Based Award, or Performance Compensation Award made or granted from time to time hereunder.

(c)           “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant, including by electronic means, as provided in Section 14(f).

(d)           “Board” shall mean the Board of Directors of the Company.

(e)           “Cause,” as a reason for a Participant’s termination of employment or service, shall have the meaning assigned such term in the employment, severance, or similar agreement, if any, between the Participant and the Company or an Affiliate. If the Participant is not a party to an employment, severance, or similar agreement with the Company or an Affiliate in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean:

(i)	the intentional engagement in any acts or omissions constituting dishonesty, breach of a fiduciary obligation, wrongdoing, or misfeasance, in each case, in connection with a Participant’s duties or otherwise during the course of a Participant’s employment or service with the Company or an Affiliate;

(ii)	the commission of a felony or the indictment for any felony, including, but not limited to, any felony involving fraud, embezzlement, moral turpitude, or theft;

(iii)	the intentional and wrongful damaging of property, contractual interests, or business relationships of the Company or an Affiliate;

(iv)	the intentional and wrongful disclosure of secret processes or confidential information of the Company or an Affiliate in violation of an agreement with, or a policy of, the Company or an Affiliate;

(v)	the continued failure to substantially perform the Participant’s duties for the Company or an Affiliate;

(vi)	current alcohol or prescription drug abuse affecting work performance;

(vii)	current illegal use of drugs; or

(viii)	any intentional conduct contrary to the Company’s or an Affiliate’s written policies or practices.

(f)           “Change of Control” shall mean the occurrence of any of the following:

(i)	the sale, lease, transfer, conveyance, or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act); or

(ii)	any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation, or otherwise, or

(iii)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, but excluding any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) cease for any reason to constitute a majority of the Board, then in office.

(g)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h)           “Committee” shall mean either:

(i)	a committee of the Board designated by the Board to administer the Plan and composed of not less than two (2) directors, each of whom is required to be a “Nonemployee Director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Section 162(m) of the Code) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan; or

(ii)	a committee of the Board designated by the Board to administer the Plan and, with respect to “applicable employee remuneration” for purposes of Code Section 162(m), a subcommittee designated by the Board composed of not less than two (2) directors, each of whom is required to be a “Nonemployee Director” and an “outside director” (as such terms are defined above), which subcommittee shall be considered a compensation committee for purposes of Code Section 162(m) and the regulations promulgated thereunder.

(i)           “Company” shall mean Limoneira Company, a Delaware corporation, together with any successor thereto.

(j)           “Covered Employee” shall mean a “covered employee” as defined in Code Section 162(m)(3).

(k)           “Effective Date” shall have the meaning ascribed to it in Section 16(a).

(l)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(m)          “Fair Market Value” shall mean, except as otherwise provided in the applicable Award Agreement,

(i)	with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee in accordance with objective, arm’s length standards; and

(ii)	with respect to the Shares, as of any date:

(A)       the closing per-share sale price (excluding any “after hours” trading) of the Shares (aa) as reported by the National Association of Securities Dealers Automated Quotations (“NASDAQ”) for such date, or (bb) if the Shares are listed on a national stock exchange other than the NASDAQ, the closing per-share sale price of the Shares as reported on the stock exchange composite tape for securities traded on such stock exchange for such date, or

(B)       in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A).

(n)           “Fiscal Year” shall mean the Company’s fiscal year beginning each November 1 and ending the following October 31.

(o)           “Good Reason” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance, or similar agreement, if any, between the Participant and the Company or an Affiliate. If the Participant is not a party to an employment, severance, or similar agreement with the Company or an Affiliate in which such term is defined, then unless otherwise defined in the applicable Award Agreement, for purposes of this Plan, the Participant shall not be entitled to terminate his employment or service for Good Reason.

(p)           “Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan (and which is so designated in the applicable Award Agreement) and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(q)           “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award; provided that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, or (b) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) and 4(b) or Section 11(d)(vi) of the Plan.

(r)           “Nonqualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that does not qualify as an Incentive Stock Option.

(s)           “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

(t)           “Other Share-Based Award” shall mean any right granted under Section 10 of the Plan.

(u)           “Participant” shall mean any employee of, or consultant to, the Company or its Affiliates, or nonemployee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee to receive an Award under the Plan or who receives a Substitute Award.

(v)           “Performance Share-Based Award” shall mean any right granted under Section 9 of the Plan.

(w)           “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(x)           “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or an Affiliate, division, or operational unit of the Company or an individual service provider). The Performance Criteria applicable to any Award that is intended to qualify for the “performance-based compensation” exception from the tax deductibility limitations of Section 162(m) of the Code shall be based on one or more of the following criteria: (i) return measures, including, but not limited to, return on assets, net assets, stockholders’ equity, stockholder returns, capital, invested capital, sales, or revenue; (ii) revenue; (iii) average revenue; (iv) profit margin; (v) earnings per Share; (vi) net earnings or net income (before or after taxes), net income compared to average net income over a period, net income as a percentage determinant to multiply times salary; (vii) operating earnings; (viii) net sales or revenue growth; (ix) cash flow, including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, average cash, cash from activities, cash from activities compared to average cash from activities over a period, and cash flow return on investment; (x) earnings before or after interest, taxes, depreciation and amortization; (xi) net operating profit; (xii) growth of business; (xiii) operating expenses; (xiv) capital expenses; (xv) cost or expense targets; (xvi) share price, including, but not limited to, growth measures and total shareholder return; (xvii) enterprise value; (xviii) equity market capitalization; (xix) cost reduction or savings; (xx) performance against operating budget goals; (xxi) margins; (xxii) customer satisfaction; (xxiii) working capital targets; (xxiv) working value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (xxv) completion of securities offering; (xxvi) completion of corporate refinancing; (xxvii) sales or market share; (xxviii) operating objectives or activities; or (xxix) individually specified objectives.

To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety (90) days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(y)           “Performance Formula” shall mean, for a Performance Period, one or more objective formulas applied against the relevant Performance Goals to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(z)           “Performance Goals” shall mean, for a Performance Period, one or more goals as may be established in writing by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first ninety (90) days of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first ninety (90) days of a Performance Period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants:

(i)	in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development affecting the Company; or

(ii)	in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions, including any changes in tax laws; or

(iii)	in the event of, or in anticipation of, any asset write-downs; or

(iv)	in the event of, or in anticipation of, any litigation or claims judgments or settlements; or

(v)	in the event of, or in anticipation of, any reorganization and restructuring programs; or

(vi)	in the event of, or in anticipation of, any acquisitions or divestitures; or

(vii)	in the event of, or in anticipation of, any foreign exchange gains and losses; or

(viii)	in the event of, or in anticipation of, any change in the Company’s fiscal year.

(aa)          “Performance Period” shall mean the one (1) or more periods of time of at least twelve (12) consecutive months in duration (usually a Fiscal Year), as the Committee may select, over which the attainment of one (1) or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(bb)          “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government, or political subdivision.

(cc)          “Plan” shall mean this Limoneira Company Amended and Restated 2010 Omnibus Incentive Plan, as amended from time to time and reflected in accordance with Section 12 hereof.

(dd)          “Prior Plan” shall have the meaning specified in Section 1.

(ee)          “Restricted Share” shall mean any physical or electronic book-entry Share granted under Section 8 of the Plan.

(ff)           “Restricted Share Unit” shall mean any unit that represents an unfunded and unsecured promise to deliver Shares or some other form of payment in the future granted under Section 8 of the Plan.

(gg)           “Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

(hh)           “SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

(ii)             “Section 409A” shall mean Section 409A of the Code and the regulations and other guidance issued thereunder as in effect from time to time.

(jj)             “Separation from Service” shall mean a termination from employment or service of an employee or other service provider with the Company and all Affiliates; provided that the employment relationship shall be considered to continue while the individual is on military leave, sick leave, or other bona fide leave of absence so long as the period of such absence does not exceed six (6) months, or, if longer, so long as the individual retains a right to reemployment with the Company or Affiliate under an applicable statute or by contract. An employee or other service provider is presumed to have separated from service where the level of bona fide services preformed decreases to a level equal to twenty percent (20%) or less than the average level of services performed by the employee or other service provider during the immediately preceding thirty-six- (36-) month period. In all applicable cases, whether an employee or other service provider has incurred a Separation from Service shall be determined in accordance with Section 409A.

(kk)          “Shares” shall mean the common stock of the Company, $0.01 par value, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares, or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(d) of the Plan; provided that such other securities shall, for Options and Stock Appreciation Rights, always constitute “service recipient stock” within the meaning of Section 409A.

(ll)           “Specified Employee” shall mean a “specified employee” within the meaning of Section 409A and the Company’s Specified Employee determination policy, if any.

(mm)      “Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

(nn)         “Substitute Awards” shall have the meaning specified in Section 4(e) of the Plan.

(oo)          “Ten Percent Shareholder” shall mean an individual who, at the time an Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation of the Company. An individual shall be considered as owning the stock owned, directly or indirectly, by or for the individual’s brothers and sisters, spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

Section 3. Administration.

(a)           Committee; Powers of. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law (including Section 409A), and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards (except for Nonqualified Stock Options and Stock Appreciation Rights which automatically constitute such Awards);

(iii)	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(iv)	determine the terms and conditions of any Award;

(v)	determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)	determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award (subject to Section 162(m) of the Code with respect to Performance Compensation Awards) shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A);

(vii)	interpret, administer, or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan;

(viii)	establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(ix)	establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and

(x)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)           Unless otherwise expressly provided in the Plan or limited by Section 409A, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(c)           The mere fact that a Committee member shall fail to qualify as a “Nonemployee Director” or “outside director” within the meaning of Rule 16b-3 and Section 162(m) of the Code, respectively, shall not invalidate any Award made by the Committee, which Award is otherwise validly made under the Plan.

(d)           No member of the Committee shall be liable to any Person for any action or determination made in good faith with respect to the Plan or any Award hereunder.

(e)           With respect to any Performance Compensation Award granted to a Covered Employee under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

(f)           The Committee may delegate to one or more officers of the Company (or, in the case of awards of Shares, the Board may delegate to a committee made up of one or more directors) the authority to grant Awards to Participants who are not Covered Employees or who are not executive officers or directors of the Company subject to Section 16 of the Exchange Act.

Section 4. Shares Available for Awards.

(a)           Shares Available. Subject to adjustment as provided in Section 4(d), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, One Million (1,000,000) Shares; provided that the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be Eight Hundred Thousand (800,000) Shares.

(b)           Fiscal Year/Performance Period Award Limits. Subject to the overall limitations in Section 4(a), individual Awards shall be subject to the following limitations on a per Participant basis:

(i)	Stock Options. The maximum number of Shares with respect to which Nonqualified Stock Options and Incentive Stock Options may be granted to any one Participant in any Fiscal Year shall be Two Hundred Thousand (200,000) Shares.

(ii)	Stock Appreciation Rights. The maximum number of Shares with respect to which any Stock Appreciation Rights may be granted to any one Participant in any Fiscal Year shall be Two Hundred Thousand (200,000) Shares.

(iii)	Restricted Shares. The maximum aggregate number of Shares of Restricted Shares that may be granted to any one Participant in any Fiscal Year shall be Five Hundred Thousand (500,000) Shares.

(iv)	Restricted Share Units. The maximum aggregate number of Shares of Restricted Share Units that may be granted to any one Participant in any Fiscal Year shall be Five Hundred Thousand (500,000) Shares.

(v)	Performance Share-Based Awards. The maximum number of Shares awarded or credited with respect to Performance Share-Based Awards to any one Participant in a single Performance Period may not exceed Five Hundred Thousand (500,000) Shares determined as of the date of payout, or, in the event such Performance Share-Based Awards are paid in cash, the equivalent cash value thereof. (For the avoidance of doubt, this Share number does not include Nonqualified Stock Options or any other Awards listed in this Section 4(b) that are structured to count or that do count as “performance-based compensation” under the exception to the one million dollar ($1,000,000) deduction limitation under Section 162(m) of the Code. Each such Award exception shall have its own separate limitation as provided for above, subject to the overall limitation in Section 4(a) hereof.)

(vi)	Other Share-Based Awards. The maximum number of Shares that may be granted as Other Share-Based Awards in respect of any Fiscal Year shall be Two Hundred Thousand (200,000) Shares or, in the event such Other Share-Based Awards are paid in cash, the equivalent cash value thereof.

(vii)	Nonemployee Director Awards. During any Fiscal Year, a Participant who is a “Nonemployee Director” or “outside director” within the meaning of Rule 16b-3 and Section 162(m) of the Code may not receive aggregate compensation for their services as a director, including any cash compensation, other compensation and the value of any Awards under this Plan (based on Award date Fair Market Value), in excess of Two Hundred Fifty Thousand Dollars ($250,000).

(c)           Shares Counted. Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered, or recorded in book-entry form, to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder. Notwithstanding anything to the contrary contained herein:

(i)	if Shares are tendered or otherwise used in payment of the exercise price of an Option, the total number of Shares covered by the Option being exercised shall reduce the aggregate limit described in Section 4(a);

(ii)	Shares withheld by the Company to satisfy a tax withholding obligation shall count against the aggregate limit described in Section 4(a) and the limits described in Section 4(b);

(iii)	the number of Shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued and transferred or recorded and held in book-entry form pursuant to the Plan; and

(iv)	to the extent that any outstanding Award is settled in cash in lieu of Shares, the Shares allocable to such portion of the Award may again be subject to an Award granted under the Plan.

(d)           Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines in its sole discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares, such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust, subject to the proviso of Section 2(kk) (definition of Shares) and any other requirements under Code Sections 422, 424, and 409A, any or all of:

(i)	the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted;

(ii)	the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards; and

(iii)	the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right.

(e)           Substitute Awards. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(f)           Sources of Shares Deliverable under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares; provided, however, if the Company so determines, Shares delivered may consist of Shares purchased in the market.

Section 5. Eligibility. Any employee of, or consultant to, the Company or any of its Affiliates (including any prospective employee, but not before his hire date), or nonemployee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.

Section 6. Stock Options.

(a)           Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option (which shall be fixed on the date of grant and set forth in the applicable Award Agreement), the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Nonqualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. As required by Section 409A, Nonqualified Stock Options shall have a grant price equal to or greater than the Fair Market Value per Share as of the date of grant. Nonqualified Stock Options shall qualify as “performance-based compensation” under Section 162(m) of the Code. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options. No Option shall include any feature for the deferral of income other than the deferral of recognition of income until the later of the exercise or disposition of the Option.

(b)           Exercise Price. The Committee shall determine and establish the exercise price at the time each Option is granted; provided that such exercise price shall be set forth in the applicable Award Agreement and shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; and provided, further, that if the Option is an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise price of the Option shall not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of the grant of the Option.

(c)           Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. No Option shall be exercisable more than ten (10) years from the date of grant; provided, however, that in the case of a Ten Percent Shareholder, no Incentive Stock Option shall be exercisable later than the fifth (5th) year anniversary of the date of its grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. To the extent that the aggregate Fair Market Value of the Shares with respect to Options designated as Incentive Stock Options plus the incentive stock options granted by any Affiliate are exercisable for the first time by a Participant during any calendar year under all plans of the Company and Affiliates exceeds one hundred thousand dollars ($100,000), such options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (i) Options shall be taken into account in the order in which they are granted, and (ii) the Fair Market Value of the Shares shall be determined as of the time the Incentive Stock Option or other incentive stock option is granted.

(d)           Payment.

(i)	No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made as provided in the Award Agreement:

(A)       in cash, or its equivalent, or

(B)       by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six (6) months and acquired other than through an Incentive Stock Option), or

(C)        subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price or by a combination of the foregoing;

provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price and the taxes, if any, required to be withheld.

(ii)	Proof of Share Ownership. Wherever in any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(e)           Disqualifying Dispositions. A Participant shall be obligated to give the Company or any Affiliate for which the Participant works notice of any disposition of any Incentive Stock Option prior to the applicable holding periods.

Section 7. Stock Appreciation Rights.

(a)           Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award (which shall be set on the date of grant and specified in the Award Agreement), the grant price thereof and the conditions and limitations applicable to the exercise thereof. As required by Section 409A, Stock Appreciation Rights shall have a grant price equal to or greater than the Fair Market Value per Share as of the date of grant. Such Stock Appreciation Rights shall qualify as “performance-based compensation” under Section 162(m) of the Code. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award; provided that the Stock Appreciation Rights granted in tandem with an Award shall be granted at the same time as the other Award.

(b)           Exercise and Payment. The grant price of a Stock Appreciation Right per Share shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. No Stock Appreciation Right shall be exercisable more than ten (10) years from the date of grant. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof times the number of Shares exercised. The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares, or a combination of cash and Shares.

(c)           Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate; provided that the Stock Appreciation Right shall not include any feature for the deferral of income other than the deferral of income until the exercise of the Stock Appreciation Right.

Section 8. Restricted Shares and Restricted Share Units.

(a)           Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Restricted Share Units and Restricted Shares shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b)           Transfer Restrictions. Restricted Share Units and Restricted Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered, except, in the case of Restricted Shares, as provided in the Plan or the applicable Award Agreements. Unless otherwise directed by the Committee:

(i)	certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company; or

(ii)	Restricted Shares shall be held at the Company’s transfer agent in book-entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

(iii)	upon the lapse of the restrictions applicable to such Restricted Shares, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative; the transfer agent shall remove the restrictions relating to the transfer of such Shares; or, if so requested by the Participant, the unrestricted certificates or Shares, as applicable, shall continue to be held on behalf of the Participant.

(c)           Payment. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities, or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any of Restricted Shares shall be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Restricted Shares, as determined by the Committee and specified in the Award Agreement on the date of grant. Dividends may be credited on Restricted Share Units as additional Restricted Share Units, if so determined by the Committee and specified in the Award Agreement on the date of grant.

Section 9. Performance Share-Based Awards.

(a)           Grant. The Committee shall have sole authority to determine the Participants who shall receive a “Performance Share-Based Award,” which shall consist of a right which is:

(i)	denominated in cash or Shares;

(ii)	valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish; and

(iii)	payable at such time and in such form (in accordance with Section 409A, if applicable) as the Committee shall determine and specify in the Award Agreement on the date of grant.

(b)           Terms and Conditions. Subject to the terms of the Plan and the applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any target Performance Share-Based Award, and the amount and kind of any final payment or transfer to be made pursuant to any Performance Share-Based Award depending upon achievement of Performance Goals.

(c)           Payment of Performance Share-Based Awards. Performance Share-Based Awards may be paid in a lump sum or in installments following the close of the Performance Period as set forth in the Award Agreement on the date of grant.

Section 10. Other Share-Based Awards.

(a)           General. The Committee shall have authority to grant to Participants an “Other Share-Based Award,” which shall consist of any right which is:

(i)	not an Award described in Sections 6 through 9 above; and

(ii)	an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed applicable by the Committee after consultation with legal counsel, with Rule 16b-3 and applicable law, including Section 409A. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Share-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Share-Based Award granted under this Plan.

(b)           Dividend Equivalents. In the sole discretion of the Committee, an Award (other than Options or Stock Appreciation Rights), whether made as an Other Share-Based Award under this Section 10 or as an Award granted pursuant to Sections 8 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, or other property on a current or deferred basis consistent with Section 409A; provided, that in the case of Awards with respect to which any applicable Performance Criteria have not been achieved, dividend equivalents may be paid only on a deferred basis, to the extent the underlying Award vests.

Section 11. Performance Compensation Awards.

(a)           General. The Committee shall have the authority, at the time of grant of any Award described in Sections 8 through 10 of the Plan, to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. (Nonqualified Stock Options and Stock Appreciation Rights are automatically “performance-based compensation.”)

(b)           Eligibility. The Committee will, in its sole discretion, designate within the first ninety (90) days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. Designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)           Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) to apply to the Company, and the Performance Formula. Within the first ninety (90) days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d)           Payment of Performance Compensation Awards.

(i)	Employment Requirement. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)	Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that:

(A)       the Performance Goals for such period are achieved; and

(B)       the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Share-Based Award has been earned for the Performance Period.

(iii)	Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.

(iv)	Negative Discretion. In determining the actual size of an individual Performance Share-Based Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

(v)	Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by this Section 11; provided that in no event shall any Award granted for a Performance Period be paid later than ninety (90) days following the end of such Performance Period.

(vi)	Maximum Award Payable. As provided in Section 4(a) and Section 4(b) hereof, the maximum Awards payable in Shares to any one Participant under the Plan is limited; or, in the event Awards are paid in cash, the amount is limited to the equivalent cash value on the last day of the Performance Period to which such Award relates. Furthermore, any Award that has been deferred (other than Options and Stock Appreciation Rights that cannot be deferred under Section 409A) shall not increase (between the date as of which the Award is deferred and the payment date):

(A)       with respect to the Award that is payable in cash, by a measuring factor for each Fiscal Year greater than a reasonable rate of interest set by the Committee prior to the applicable Fiscal Year; or

(B)       with respect to an Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

Section 12. Amendment and Termination.

(a)           Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan that:

(i)	would materially increase the benefits accruing to Participants under the Plan;

(ii)	would materially increase the number of securities which may be issued under the Plan;

(iii)	would materially modify the requirements for participation in the Plan; or

(iv)	must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ , or, if the Shares are not traded on the NASDAQ, the principal national securities exchange upon which the Shares are traded or quoted;

such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided further, that any such amendment, alteration, suspension, discontinuance, or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder, or beneficiary. No amendment or other action by the Board shall terminate the Plan except in accordance with Section 409A.

(b)           Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would impair the rights of any Participant, any holder, or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder, or beneficiary and provided further that no such actions shall accelerate the time and form of payment of an Award except as permitted in accordance with Section 409A.

(c)           Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 409A, the Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(d) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines, after consultation with its advisors, that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)           Repricing. Subject to Section 409A, except in connection with a corporate transaction or event described in Section 4(d) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or cancel Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without stockholder approval.

Section 13. Change of Control.

(a)           Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant, to the extent outstanding Awards granted under this Plan are not assumed, converted, or replaced by the resulting entity in the event of a Change of Control, all outstanding Options and Stock Appreciation Rights shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified Performance Goals with respect to outstanding Awards shall be deemed to be satisfied at target; provided that payment of Restricted and Performance Share-Based Awards or Performance Compensation Awards shall be made in accordance with Section 13(d).

(b)           Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant or thereafter, to the extent outstanding Awards granted under this Plan are assumed, converted, or replaced by the resulting entity in the event of a Change of Control:

(i)	any outstanding Awards that are subject to Performance Share-Based Goals shall be converted by the resulting entity as if target performance had been achieved as of the date of the Change of Control;

(ii)	each Performance Share-Based Award or Performance Compensation Award with service requirements shall continue to vest with respect to such requirements during the remaining period set forth in the Award Agreement; and

(iii)	all other Awards shall continue to vest (and/or the restrictions thereon shall continue to lapse) during the remaining periods set forth in the Award Agreement.

(c)           Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant or thereafter, to the extent outstanding Awards granted under this Plan are either assumed, converted, or replaced by the resulting entity in the event of a Change of Control, if a Participant’s employment or service is terminated without Cause by the Company or an Affiliate or a Participant terminates his employment or service with the Company or an Affiliate for Good Reason (if applicable), in either case, during the twelve- (12-) month period following a Change of Control, all outstanding Options and Stock Appreciation Rights held by the Participant shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable.

(d)           Notwithstanding anything in this Plan or any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment of nonqualified deferred compensation that is subject to Section 409A to be made upon the occurrence of:

(i)	a Change of Control, then such payment shall not be made unless such Change of Control also constitutes a “change in ownership,” “change in effective control,” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A; or

(ii)	a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a Separation from Service.

Any payment that does not comply with the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change of Control or termination of employment or service, but disregarding any performance requirements and substituting the passage of time for any future service requirements and any Performance Periods. If a Change of Control constitutes a “change of control” within the meaning of Section 409A, payment shall be made in a lump sum within ten (10) business days following the Change of Control unless the Award Agreement specifies otherwise. If a termination following a Change of Control qualifies as a Separation from Service, distribution will be made in a lump sum within sixty (60) days following the Separation from Service date unless the Award Agreement specifies otherwise.

Section 14. General Provisions.

(a)           Nontransferability.

(i)	Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii)	No Award may be sold, assigned, alienated, pledged, attached, or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer, or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.

(b)           No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, holders, or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c)           Share Restrictions. Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates or cause its transfer agent to put a legend or legends on book-entry Shares to make appropriate reference to such restrictions.

(d)           Withholding.

(i)	A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due, or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment, or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii)	Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six (6) months and acquired other than through an Incentive Stock Option) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value equal to such withholding liability, subject to procedures established by the Committee or the Company before and after the Company’s adoption of ASU 2016-09, Compensation-Stock Compensation (Topic 718) dated March, 2016.

(d)           Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, disability, or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(e)           Electronic Delivery and Acceptance. The Company may electronically deliver documents related to current or future participation in the Plan and may request Participants’ consent to participate by electronic means. Participants may consent to receive documents by electronic delivery and agree to participate in the Plan through the Company’s on-line system or any other on-line system or electronic means that the Company may decide, in its sole discretion, to use in the future.

(f)           No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(g)           No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in any applicable employment contract or agreement.

(h)           No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

(i)           Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, applied without giving effect to its conflict of laws principles.

(j)           Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(k)           Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder, or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

(l)           No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(m)           No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(n)           Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A.

(o)           Beneficiary Designations. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to, or exercised by, the Participant’s executor or legal representative.

(p)           Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 15. Compliance with Section 409A.

(a)           To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A, so that the early income inclusion and additional tax, penalty, and interest provisions do not apply to Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent.

(b)           Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c)           If, at the time of a Participant’s Separation from Service, (i) the Participant shall be a Specified Employee and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) and that no exemption or exclusion shall apply, the payment of which is required to be delayed pursuant to the six- (6-) month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, with interest, on the earlier of the first business day of the seventh month following the Separation from Service date or within sixty (60) days following the date of death.

(d)           Notwithstanding any provision of this Plan and grants hereunder to the contrary, if permitted under Section 409A, the Company shall amend this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (.including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 16. Term of the Plan.

(a)           Effective Date. The Plan shall be effective as of the date of its approval by the Board (the “Effective Date”), subject to approval of the Plan by the stockholders of the Company.

(b)           Expiration Date. No grant will be made under this Plan more than ten (10) years after the Effective Date, but all grants made on or prior to such Effective Date will continue in effect thereafter subject to the terms thereof and of this Plan.

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